MASTER FRAMEWORK AGREEMENT BY AND BETWEEN ATHENE CO-INVEST REINSURANCE AFFILIATE HOLDING 2 LTD., AND ATHENE LIFE RE LTD.
EFFECTIVE AS OF JULY 1, 2023

ACRA 2 MASTER FRAMEWORK AGREEMENT

TABLE OF CONTENTS

ACRA 2 MASTER FRAMEWORK AGREEMENT

THIS MASTER FRAMEWORK AGREEMENT (this “Agreement”) is made and entered into effective as of July 1, 2023, by and between ATHENE CO-INVEST REINSURANCE AFFILIATE HOLDING 2 LTD., a Bermuda exempted company (“ACRA 2 HoldCo”), and ATHENE LIFE RE LTD., a Bermuda Class E insurer under the Bermuda Insurance Act 1978 (“ALRe”).
RECITALS
WHEREAS, (a) the Apollo/Athene Dedicated Investment Program II (“ADIP II”) has entered into that certain Subscription Agreement, effective as of July 1, 2023, with ACRA 2 HoldCo and ALRe (the “ADIP II Subscription Agreement”), and (b) ALRe has entered into that certain Subscription Agreement, effective as of July 1, 2023, with ACRA 2 HoldCo (the “ALRe Subscription Agreement” and, together with the ADIP II Subscription Agreement, the “Subscription Agreements”), pursuant to which ALRe and/or ADIP II shall, directly or indirectly, following the Closing (as defined in the Subscription Agreements), (i) make additional capital contributions to ACRA 2 HoldCo and/or (ii) purchase certain amounts of shares representing economic and voting interests in other ACRA 2 Investment Entities as set forth more fully below;
WHEREAS, ALRe currently owns shares of ACRA 2 HoldCo representing 100% of the voting rights and economic interests in ACRA 2 HoldCo and, after the sale of shares of ACRA 2 HoldCo to ADIP II pursuant to the ADIP II Subscription Agreement, ALRe will own shares of ACRA 2 HoldCo representing 100% of the voting rights and 50% of the economic interests in ACRA 2 HoldCo, and ADIP II will own, directly or indirectly, shares of ACRA 2 HoldCo representing 50% of the economic interests in ACRA 2 HoldCo, in each case as may be adjusted pursuant to the terms of the Shareholders Agreement;
WHEREAS, ACRA 2 HoldCo owns, directly or indirectly, 100% of the voting rights and economic interests of Athene Co-Invest Reinsurance Affiliate 2A Ltd., a Bermuda Class C insurer under the Bermuda Insurance Act 1978 (“ACRA 2A”) and Athene Co-Invest Reinsurance Affiliate 2B Ltd., a Bermuda Class C insurer under the Bermuda Insurance Act 1978 that will file an election under Section 953(d) of the Code to be taxed as a U.S. corporation (“ACRA 2B”);
WHEREAS, unless otherwise agreed to by ALRe and ACRA 2 HoldCo, and subject to adjustment pursuant to the terms of the Shareholders Agreement, the Athene Investor will own, directly or indirectly, shares of each ACRA 2 Investment Entity (as defined below), other than ACRA 2 HoldCo, representing 100% of the voting rights and 50% of the economic interest in such ACRA 2 Investment Entity, and ADIP II will own, directly or indirectly, shares of each such ACRA 2 Investment Entity representing 50% of the economic interest in each such ACRA 2 Investment Entity;
WHEREAS, Athene Holding Ltd., a Bermuda exempted company (“AHL”), through its Subsidiaries that are Athene Parties, including ALRe and Athene Annuity Re Ltd., a Bermuda Class E insurer under the Insurance Act 1978 that has filed an election under Section 953(d) of the Code to be taxed as a U.S. corporation (“AARe”), Athene Life Re International Ltd. and Athene Annuity and Life Company may from time to time consider, pursue and enter into certain Qualifying Transactions;
WHEREAS, subject to the terms, limitations and conditions set forth herein, ALRe desires to offer to ACRA 2 HoldCo the right to elect to participate in any Qualifying Transaction;
ACRA 2 MASTER FRAMEWORK AGREEMENT

WHEREAS, the board of directors of ACRA 2 HoldCo may, in its sole discretion, exercise ACRA 2 HoldCo’s participation rights in any Qualifying Transaction through other alternative investment vehicles formed by ACRA 2 HoldCo from time to time for the purposes of entering into a Qualifying Transaction, whose direct economic owners are the Athene Investor (as defined below) and ADIP II (directly or indirectly) (ACRA 2 HoldCo, together with any such alternative investment vehicles, the “ACRA 2 Investment Entities”) by assigning ACRA 2 HoldCo’s rights to participate in the applicable Qualifying Transactions to the applicable ACRA 2 Investment Entity;
WHEREAS, ACRA 2A, ACRA 2 HoldCo and ALRe have entered into that certain Reinsurance Program Agreement, effective as of July 1, 2023 (the “ACRA 2 Non-U.S. Reinsurance Program Agreement”); and ACRA 2B and AARe have entered into that certain Reinsurance Program Agreement, effective as of July 1, 2023 (the “ACRA 2 U.S. Reinsurance Program Agreement” and, together with any other Reinsurance Program Agreement entered into after the date hereof by any ACRA 2 Party and any Athene Party, the “Reinsurance Program Agreements”);
WHEREAS, ACRA 2 HoldCo and ALRe have entered into that certain Fee and Capitalization Agreement, effective as of July 1, 2023 (the “Fee and Capitalization Agreement”), which sets forth the amount of certain fees and expenses payable by, and capitalization requirements applicable to, the ACRA 2 Investment Entities; and
WHEREAS, in the event that ACRA 2 HoldCo elects, through itself or another ACRA 2 Investment Entity, to participate in any Qualifying Transaction, ALRe or any other Athene Party and the applicable ACRA 2 Investment Entity or its Subsidiary shall effectuate one or more Transaction Agreements with respect to such Qualifying Transaction, and any Transaction Agreement shall be consistent with the terms, conditions and limitations set forth herein, in the Fee and Capitalization Agreement and, if applicable, in the applicable Reinsurance Program Agreement.
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below.
“AARe” has the meaning set forth in the Recitals.
“ACRA 1 Commitment Period” has the meaning ascribed to the term “Commitment Period” in the Amended and Restated Subscription Agreement, dated as of December 31, 2021, by and ACRA 1A, ACRA 1 HoldCo, ADIP Holdings (A), L.P., ADIP Holdings (B), L.P., ADIP Holdings (C), L.P., ADIP Holdings (D), L.P., ADIP Holdings (E), L.P., and ADIP Holdings (LUX), L.P.
“ACRA 1 HoldCo” means Athene Co-Invest Reinsurance Affiliate Holding Ltd.
“ACRA 1 Master Framework Agreement” means that certain Amended and Restated Master Framework Agreement, dated as of December 31, 2021, by and between ALRe and ACRA 1A.
ACRA 2 MASTER FRAMEWORK AGREEMENT

“ACRA 1 Party” means any of (a) ACRA 1 HoldCo, (b) any alternative investment vehicle formed by ACRA 1 HoldCo or any of its Subsidiaries for the purposes of entering into insurance or reinsurance transactions pursuant to the terms of the ACRA 1 Master Framework Agreement or (c) any Subsidiaries of the entities described in clauses (a) and (b).
“ACRA 1A” means Athene Co-Invest Reinsurance Affiliate 1A Ltd.
“ACRA 2A” has the meaning set forth in the Recitals.
“ACRA 2B” has the meaning set forth in the Recitals.
“ACRA 2 HoldCo” has the meaning set forth in the Preamble.
“ACRA 2 Investment Entities” has the meaning set forth in the Recitals.
“ACRA 2 Non-U.S. Reinsurance Program Agreement” has the meaning set forth in the Recitals.
“ACRA 2 Party” means any of ACRA 2 HoldCo, the ACRA 2 Investment Entities and their respective Subsidiaries.
“ACRA 2 Quota Share” has the meaning set forth in Section 2.03(c).
“ACRA 2 Reinsurance Agreement” means any reinsurance agreement pursuant to which any Athene Party or an entity acquired in connection with an Approved Qualifying Transaction reinsures risks related to an Approved Qualifying Transaction to an ACRA 2 Party.
“ACRA 2 Silo” means, collectively, any ACRA 2 Investment Entity and all of its Subsidiaries that are insurance or reinsurance companies formed for the purposes of entering into any Qualifying Transaction.
“ACRA 2 U.S. Reinsurance Program Agreement” has the meaning set forth in the Recitals.
“ADIP II” has the meaning set forth in the Recitals.
“ADIP II Funding Date” means the date on which ADIP II acquires shares of ACRA 2 HoldCo from ALRe pursuant to the ADIP II Subscription Agreement.
“ADIP II Subscription Agreement” has the meaning set forth in the Recitals.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person. For the avoidance of doubt: (a) none of the following groups of Persons or their Subsidiaries shall be considered “Affiliates” of any ACRA 2 Party or any Athene Party for purposes of this Agreement: (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or its Subsidiaries provide investment advice or otherwise serve in a fiduciary capacity, (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments or (iii) Athora Holding Ltd., Catalina Holdings (Bermuda) Ltd., VA Capital Company LLC and Aspen Insurance Holdings Limited and (b) neither Apollo Global Management, Inc. nor any of its Subsidiaries (including Athene and its Subsidiaries (including Athene Co-Invest Reinsurance Affiliate Holding Ltd. and its Subsidiaries)) shall be considered “Affiliates” of any ACRA 2 Party for purposes of this Agreement.
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“Agreement” has the meaning set forth in the Preamble.
“AHL” has the meaning set forth in the Recitals.
“ALRe” has the meaning set forth in the Preamble.
“ALRe Subscription Agreement” has the meaning set forth in the Recitals.
“Applicable Insurance Regulatory Authority” means, with respect to any Person, the insurance regulatory or administrative authority or agency of the jurisdiction in which such Person is domiciled.
“Applicable Law” means any federal, state, local or foreign law (including common law), constitution, treaty, statute, ordinance, rule, regulation, order (including any executive order), writ, injunction, judgment, permit, governmental agreement, directive or decree or any provisions of any of the foregoing applicable to a Person or any of such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.
“Approved Qualifying Transaction” has the meaning set forth in Section 2.03(b).
“Athene Investor” means (i) ALRe and (ii) any other direct or indirect Subsidiary of AHL that holds Class B Common Shares (as defined in the Shareholders Agreement) of any ACRA 2 Investment Entity, as set forth in Schedule A-2 of the Shareholders Agreement or, with respect to any New ACRA 2 Investment Entity (as defined in the Shareholders Agreement), as set forth on Annex I-2 of the applicable Joinder Agreement (as defined in the Shareholders Agreement).
“Athene Party” means any of AHL and its Subsidiaries, except for any ACRA 2 Party.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in New York, New York or Hamilton, Bermuda.
“Code” means the Internal Revenue Code of 1986.
“Cohort Commutation Transactions” means all ACRA 2 Reinsurance Agreements between any Athene Party and any ACRA 2 Party reflecting Approved Qualifying Transactions that an Athene Party and an ACRA 2 Party have elected to treat as a single cohort for purposes of the Commutation Right.
“Commitment Period” shall mean the period starting on the date hereof through the last day of the “Commitment Period” as defined in the ADIP II Subscription Agreement.
“Commutation Right” means, with respect to each Approved Qualifying Transaction, the right of ALRe and any other Athene Party to offer to commute or otherwise terminate the ACRA 2 Parties’ participation in such Approved Qualifying Transaction as described in the applicable Transaction Agreements.
“Confidential Information” has the meaning set forth in Section 4.01(a).
“Constituent Documents” means, with respect to any entity, the certificate of incorporation, bylaws, limited liability company agreement, certificate of formation, memorandum of association or equivalent constituent document of such entity, as applicable.
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“Control,” “Controlled” or “Controlling” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.
“Disclosing Party” means any Athene Party, on the one hand, or any ACRA 2 Party or its Affiliates (other than any Athene Party), on the other hand, or any representative of any of the foregoing, that furnishes or discloses Confidential Information to any ACRA 2 Party or its representatives or any Athene Party or its representatives, as applicable, in connection with this Agreement, any Qualifying Transaction, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement.
“Fee and Capitalization Agreement” has the meaning set forth in the Recitals.
“Flow Reinsurance Agreement” means any ACRA 2 Reinsurance Agreement entered into between an Athene Party and an ACRA 2 Party with respect to any flow reinsurance transaction that is an Approved Qualifying Transaction.
“Flow Reinsurance Transaction” means any Approved Qualifying Transaction, or portion thereof, with respect to which the applicable ACRA 2 Party’s participation is set forth in a Flow Reinsurance Agreement.
“Governmental Authority” means the government of the United States of America, Bermuda or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any Applicable Insurance Regulatory Authority.
“Initial Commutation Date” means, with respect to each Approved Qualifying Transaction, (a) with respect to any Approved Qualifying Transaction that is not a Flow Reinsurance Transaction, the date that is the tenth (10th) anniversary of the effective date or closing date, as applicable, of such Approved Qualifying Transaction, (b) with respect to any Flow Reinsurance Transaction, the date that is the tenth (10th) anniversary of the date upon which the applicable Flow Reinsurance Agreement was terminated with respect to new business pursuant to the terms and conditions of such Flow Reinsurance Agreement or (c) such other date in the applicable Transaction Agreements upon which the applicable Athene Party may exercise its Commutation Right with respect to such Approved Qualifying Transaction for the first time; provided, however, that the applicable parties may agree to (x) reflect the applicable ACRA 2 Party’s participation in multiple applicable Approved Qualifying Transactions entered into in a particular calendar year or other time period in one ACRA 2 Reinsurance Agreement or (y) treat multiple ACRA 2 Reinsurance Agreements (and the Approved Qualifying Transactions reflected therein) as a single cohort for purposes of the Commutation Right, in which case, (i) with respect to the preceding clause (x), the Initial Commutation Date for all such Approved Qualifying Transactions that are subject to such ACRA 2 Reinsurance Agreement shall be the tenth (10th) anniversary of the effective date of the last Approved Qualifying Transaction allocated to such ACRA 2 Reinsurance Agreement and (ii) with respect to the preceding clause (y), the Initial Commutation Date for all Approved Qualifying Transactions comprising the applicable Cohort Commutation Transactions shall be December 31, 2034, or, with respect to the preceding clauses (x) and (y), such earlier date as may be agreed by the parties (but in no event earlier than the tenth (10th) anniversary of the effective date of the first Approved Qualifying Transaction that is subject to such ACRA 2 Reinsurance Agreement or the applicable Cohort Commutation Transactions); provided, further, that the applicable parties may elect to define any Initial
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Commutation Date as the last day of the calendar quarter or calendar year in which the Initial Commutation Date would have otherwise occurred pursuant to the foregoing.
“Joinder Agreement” has the meaning set forth in Section 4.02.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Overlapping Commitment Period” means the period of time beginning on the first day of the Commitment Period and ending on the date the ACRA 1 Commitment Period ends.
“Overlapping Qualifying Transaction” means any Qualifying Transaction in which the ACRA 1 Parties have the right to elect to participate during the ACRA 1 Commitment Period pursuant to the terms of the ACRA 1 Master Framework Agreement.
“Participation Right” has the meaning set forth in Section 2.01.
“Permits” has the meaning set forth in Section 6.01(d).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Qualifying Transaction” means any of the following transactions:
(a)    any legal entity acquisition transaction with any Third Party pursuant to which one or more legal entities with annuity and/or insurance liabilities are acquired, including any acquisition transaction that would involve one or more block or flow reinsurance transactions entered into in connection with such acquisition transaction pursuant to which (i) an Athene Party would assume annuity and/or insurance liabilities from any Affiliate of the applicable acquisition target through reinsurance and/or (ii) an ACRA 2 Party would assume annuity and/or insurance liabilities from the applicable acquisition target through reinsurance;
(b)    any block reinsurance transaction with any Third Party pursuant to which one or more Athene Parties would assume annuity and/or insurance liabilities;
(c)    any pension risk transfer transaction with any Third Party pursuant to which an Athene Party would assume or otherwise become responsible for pension liabilities;
(d)    any flow reinsurance transactions with any new Third Party counterparties pursuant to which one or more Athene Parties would assume annuity and/or insurance liabilities with respect to annuities or insurance policies issued after the effective date of such transaction; or
(e)    any funding agreements issued by an Athene Party that will be subject to a reinsurance transaction entered into by any Athene Party;
provided, that the applicable Athene Party and any ACRA 2 Investment Entity may agree that any acquisition (including minority investments), reinsurance, pension risk transfer or other transaction not contemplated in clauses (a)-(e) above may be a “Qualifying Transaction,” subject to the approval from either (i) with respect to (x) any new flow reinsurance arrangements under
ACRA 2 MASTER FRAMEWORK AGREEMENT

existing Third Party flow reinsurance transactions or with any existing Third Party counterparties of any Athene Party or (y) any reinsurance transactions with any Athene Party pursuant to which an ACRA 2 Party would assume annuity and/or insurance liabilities developed through sales of individual or group insurance policies or annuities issued by certain Athene Parties, the Transaction Committee of the applicable ACRA 2 Investment Entity and (ii) with respect to (x) any reinsurance transactions involving ACRA 1A and its applicable Subsidiaries pursuant to which one or more ACRA 2 Parties would assume a quota share (not to exceed 20%) of all of the liabilities of ACRA 1A and its Subsidiaries and (y) all other acquisition (including minority investments), reinsurance, pension risk transfer or other transactions, the Transaction Committee and the Conflicts Committee of the applicable ACRA 2 Investment Entity; provided, further, that if ALRe, in its sole discretion, determines that any ACRA 2 Investment Entity’s participation in any transaction would cause a material tax, regulatory or operational burden on any Athene Party or the size of the transaction is de minimis, then such transaction shall not be a “Qualifying Transaction.”
“Receiving Party” means any Athene Party, on the one hand, or any ACRA 2 Party or its Affiliates (other than any Athene Party), on the other hand, or any representative of any of the foregoing, that receives Confidential Information from any ACRA 2 Party or its representatives or any Athene Party or its representatives, as applicable, in connection with this Agreement, any Qualifying Transaction, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement.
“Reinsurance Program Agreements” has the meaning set forth in the Recitals.
“Shareholders Agreement” means the Shareholders Agreement, effective as of July 1, 2023, by and among ACRA 2 HoldCo and each of the shareholders named therein.
“Step-up Fee” has the meaning set forth in Section 3.01(b).
“Subsidiary” means with respect to any entity, any other entity as to which it owns, directly or indirectly, or otherwise controls, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or more than 50% of the voting shares or other similar interests.
“Subscription Agreements” has the meaning set forth in the Recitals.
“Third Party” means any Person that is not (a) an ACRA 2 Party, (b) an Athene Party, (c) ADIP II or any of its Subsidiaries or (d) Apollo Global Management, Inc. or any of its Affiliates.
“Third-Party Ceding Company” means, with respect to each Third-Party Underlying Reinsurance Agreement, the Third Party ceding liabilities to the applicable Athene Party under such Third-Party Underlying Reinsurance Agreement.
“Third-Party Underlying Reinsurance Agreement” means any reinsurance agreement, together with all amendments thereto, pursuant to which an Athene Party reinsures from a Third Party liabilities that are subsequently retroceded by an Athene Party to an ACRA 2 Party pursuant to an ACRA 2 Reinsurance Agreement.
“Transaction Agreements” means (a) with respect to the business assumed in connection with any Approved Qualifying Transaction, any ACRA 2 Reinsurance Agreements and any other agreements, instruments and documents reasonably necessary to effect the transactions contemplated by such ACRA 2 Reinsurance Agreement, and (b) with respect to the business otherwise acquired in connection with any Approved Qualifying Transaction, any agreements,
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instruments and documents reasonably necessary to effect the acquisition and other transactions contemplated by such Approved Qualifying Transaction and this Agreement with respect to such Approved Qualifying Transaction.
“Wrap Fee” has the meaning set forth in Section 3.01(a).
Section 1.02    Certain Rules of Construction. The headings and captions in this Agreement are for convenience of reference only and do not define, limit or otherwise affect any of the terms or provisions hereof. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” or “since” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” Any reference to “days” means calendar days unless Business Days are expressly specified. Unless the context requires otherwise or unless specifically stated herein to the contrary (a) any definition of or reference to any agreement, instrument or other document herein (including of or to this Agreement) shall be construed as referring to such agreement, instrument or other document (including the exhibits, schedules and other attachments thereto), as the case may be, as from time to time amended, restated, supplemented or otherwise modified (but only to the extent such amendment, restatement, supplement or modification, as the case may be, is effected in accordance with the terms hereof and thereof), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time (including prior to the date hereof) amended, supplemented or otherwise modified (including by succession of comparable successor Applicable Laws), and to all rules and regulations promulgated thereunder or pursuant thereto, (c) any reference herein to any party to this Agreement or any other agreement or document shall be deemed to refer to any Person that becomes (or became, if applicable) a successor or assign of such party (subject to any restriction on assignment set forth herein or therein), upon the occurrence thereof, and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to articles, sections, exhibits and schedules shall be construed to refer to articles and sections of, and exhibits and schedules to, this Agreement, (f) any capitalized terms used in any exhibit or schedule to this Agreement and not otherwise defined therein shall have the meanings as defined in this Agreement and (g)  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
QUALIFYING TRANSACTIONS
Section 2.01    Participation Right.
(a)    ACRA 2 HoldCo shall have the right to elect to participate, through itself, another ACRA 2 Investment Entity or any of their respective Subsidiaries, in any Qualifying Transaction executed by an Athene Party during the Commitment Period (such right, the “Participation Right”); provided, however, that ALRe may, in its sole discretion, by written notice to ACRA 2 HoldCo, upon a failure of ADIP II (either directly or indirectly) to fund any permitted capital call by ACRA 2 HoldCo (after giving effect to any applicable cure period in the ADIP II Subscription Agreement) on behalf of itself or any other ACRA 2 Investment Entity to which such Participation Right is assigned by ACRA 2 HoldCo, suspend the Participation Right and
ACRA 2 MASTER FRAMEWORK AGREEMENT

any cooperation rights relating thereto with respect to any new Qualifying Transactions following such failure until such time that such failure is cured; provided, further, that during the Overlapping Commitment Period, the Participation Right with respect to any Overlapping Qualifying Transaction shall apply only to the extent that the applicable ACRA 1 Parties have declined to participate in all or a portion of such Overlapping Qualifying Transaction.
(b)    Following the Commitment Period, ACRA 2 HoldCo may participate, through itself, another ACRA 2 Investment Entity or any of their respective Subsidiaries, and the Athene Parties shall be permitted to, but will be under no obligation to, offer ACRA 2 HoldCo the opportunity to participate in Qualifying Transactions; provided, that such Qualifying Transactions entered into following the Commitment Period shall not (i) require any additional capital contributions from the Athene Investor or ADIP II (either directly or indirectly), and (ii) include or involve any liabilities that will remain outstanding after the last Initial Commutation Date relating to any Approved Qualifying Transaction in which an ACRA 2 Investment Entity elects to participate prior to the expiration of the Commitment Period.
Section 2.02    Cooperation.
(a)    Subject to Section 2.01, during the Commitment Period, ALRe shall, and shall cause each of the applicable Athene Parties to, and ACRA 2 HoldCo shall, and shall cause each of the applicable ACRA 2 Parties to, reasonably cooperate and work together in good faith in connection with (i) the analysis, review, diligence, structuring, negotiation and documentation with respect to each Qualifying Transaction, and (ii) the preparation, completion, execution and delivery of any agreements, instruments and documents reasonably necessary to effect each Qualifying Transaction.
(b)    With respect to each Qualifying Transaction that will involve the assumption of business by any ACRA 2 Party, ALRe shall, or shall cause each of the applicable Athene Parties to, use its reasonable best efforts to obtain any third-party consents required, or otherwise structure such transaction such that no third-party consent is required, from the applicable Third-Party Ceding Company for the applicable ACRA 2 Party to assume such business.
(c)    Subject to the confidentiality requirements set forth in Section 4.01, with respect to each Qualifying Transaction, ALRe shall, and shall cause each other applicable Athene Party to, use its reasonable best efforts to make available to the applicable ACRA 2 Parties all documents, data, information and other materials that the applicable Third Party makes available to the Athene Parties in connection with such Qualifying Transaction which are relevant to the analysis, review, diligence, structuring, negotiation and documentation of such Qualifying Transaction. Notwithstanding the foregoing, the Athene Parties shall not be required to share any such documents, data, information and other materials with the ACRA 2 Parties to the extent that any Athene Parties are prohibited from sharing such information with the ACRA 2 Parties pursuant to any Applicable Law relating to the privacy of customer information or otherwise.
Section 2.03    Election to Participate in a Qualifying Transaction.
(a)    ACRA 2 HoldCo may, in its sole discretion, assign its Participation Right with respect to any Qualifying Transactions to another ACRA 2 Investment Entity.
(b)    Unless ALRe and the Transaction Committee of the applicable ACRA 2 Investment Entity agree otherwise, such ACRA 2 Investment Entity, with the consent of its Transaction Committee, shall provide written notice to ALRe of its election to exercise its Participation Right with respect to a Qualifying Transaction no later than ten (10) Business Days before any Athene Party has executed any definitive agreement with the applicable Third Party with respect to such Qualifying Transaction (each such Qualifying Transaction with respect to
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which the applicable ACRA 2 Investment Entity has exercised its Participation Right, an “Approved Qualifying Transaction”). Unless ALRe and the Transaction Committee of the applicable ACRA 2 Investment Entity agree otherwise, if no such written notice is received by ALRe by the date set forth in the preceding sentence, then the Participation Right with respect to such Qualifying Transaction shall be deemed rejected.
(c)    In connection with the Participation Right, the applicable ACRA 2 Investment Entity may elect to directly or indirectly (i) assume by retrocession up to a 100% quota share (the “ACRA 2 Quota Share”) of the liabilities assumed by the applicable Athene Party in connection with any Approved Qualifying Transaction, (ii) assume by reinsurance up to the ACRA 2 Quota Share of the annuity or insurance liabilities of any insurance company acquired in connection with any Approved Qualifying Transaction, and/or (iii) acquire direct or indirect ownership interests in entities acquired or in which investments are otherwise made in connection with any Approved Qualifying Transaction; provided, however, that in the case of (i) and (ii) above, unless otherwise determined by mutual agreement of the applicable ACRA 2 Investment Entity and ALRe, if a 100% quota share is not permitted by the applicable Governmental Authorities or under applicable tax guidelines, regulatory guidelines and/or contractual restrictions applicable to the applicable Athene Party or the applicable ACRA 2 Party, then the ACRA 2 Quota Share for such Approved Qualifying Transaction shall be the highest quota share approved by such Governmental Authorities and permitted under applicable tax guidelines, regulatory guidelines and/or contractual restrictions applicable to the applicable Athene Party or the applicable ACRA 2 Party; provided, further, that the ACRA 2 Quota Share for any Approved Qualifying Transaction that is an Overlapping Qualifying Transaction in which an ACRA 1 Party has elected to participate during the Overlapping Commitment Period shall be subject to the share of liabilities assumed by the applicable ACRA 1 Parties. Notwithstanding anything herein, with respect to any Flow Reinsurance Agreement, the applicable ACRA 2 Party shall assume new business under such Flow Reinsurance Agreement only until the earlier of (A) the last date of the Commitment Period, (B) the date upon which ACRA 2 HoldCo’s right to participate in any Qualifying Transaction during the Commitment Period has been terminated, (C) the date upon which ADIP II (either directly or indirectly) has failed to fund their portion of any agreed capitalization requirements applicable to the applicable ACRA 2 Silo in connection with such Flow Reinsurance Agreement (after giving effect to any applicable cure period in the ADIP II Subscription Agreement), (D) the date such Flow Reinsurance Agreement had been terminated with respect to new business upon the mutual written consent of the parties to such Flow Reinsurance Agreement and (E) the date upon which the applicable Third-Party Underlying Reinsurance Agreement is terminated with respect to new business.
(d)    Notwithstanding the foregoing, the applicable ACRA 2 Investment Entity shall have no right to continue participating in the analysis, review, diligence, structuring, negotiation and documentation in connection with, or exercise its Participation Right with respect to, or enter into any Transaction Agreements with respect to, a Qualifying Transaction if the pricing terms offered (or expected to be offered) by the applicable ACRA 2 Investment Entity to the Athene Parties with respect to such Qualifying Transaction are less favorable to the Athene Parties than the pricing terms of the Athene Parties with respect to the risks being assumed and/or entities being acquired, as applicable, by the Athene Parties under such Qualifying Transaction (if applicable, determined after taking into account any portion of business that is retained by any U.S. domestic Athene Party (other than entities acquired in connection with such Qualifying Transactions) and not retroceded to any ACRA 2 Party) to the applicable Third Party.
(e)    Neither (i) the Athene Parties and their Subsidiaries, on the one hand, nor (ii) the ACRA 2 Investment Entities and their Affiliates (other than any entity referenced in clause (i)), on the other hand, will enter into any Qualifying Transactions other than pursuant to the terms and conditions of this Agreement. ACRA 2 HoldCo will not enter into or participate in, or engage in discussions or negotiations with Third Parties relating to, any acquisition, reinsurance
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or pension risk transfer transaction, except pursuant to the terms and conditions of this Agreement.
Section 2.04    Negotiation of the Transaction Agreements.
(a)    The applicable ACRA 2 Investment Entity and the applicable Athene Party shall cooperate in connection with any Qualifying Transaction in good faith with one another in accordance with Section 2.02 in order to prepare, negotiate and execute one or more Transaction Agreements. The board of directors of the applicable ACRA 2 Investment Entity shall have discretion to approve the terms and conditions of any Transaction Agreement, provided, that (i) the terms and conditions of the Transaction Agreements for each Approved Qualifying Transaction shall provide for the right of ALRe or another applicable Athene Party to offer to commute or otherwise terminate the ACRA 2 Parties’ participation in such Approved Qualifying Transaction as of the Initial Commutation Date with respect to such Approved Qualifying Transaction, (ii) the terms and conditions of each ACRA 2 Reinsurance Agreement between ALRe and ACRA 2A (and any other Athene Party or ACRA 2 Party that may become party to the ACRA 2 Non-U.S. Reinsurance Program Agreement from time to time) shall be consistent in all material respects with the terms and conditions set forth in the ACRA 2 Non-U.S. Reinsurance Program Agreement, (iii) the terms and conditions of each ACRA 2 Reinsurance Agreement between AARe and ACRA 2B (and any other Athene Party or ACRA 2 Party that may become party to the ACRA 2 U.S. Reinsurance Program Agreement from time to time) shall be consistent in all material respects with the terms and conditions set forth in the ACRA 2 U.S. Reinsurance Program Agreement, and (iv) the terms and conditions of the Transaction Agreements for each Approved Qualifying Transaction other than those covered by (ii) and (iii) above shall (A) contain exit rights for the applicable ACRA 2 Investment Entity and ADIP II that are no less favorable to such ACRA 2 Investment Entity and ADIP II than those set forth in the Reinsurance Program Agreements and (B) with respect to any such Transaction Agreements entered into by an ACRA 2 Investment Entity, contain operating covenants that are similar to those set forth in the ACRA 2 Non-U.S. Reinsurance Program Agreement, provided, in each case, the applicable ACRA 2 Investment Entity and applicable Athene Party may agree otherwise (subject to the approval of the Conflicts Committee of the applicable ACRA 2 Investment Entity if any change to such terms and conditions is materially adverse to the applicable ACRA 2 Party).
(b)    Unless agreed to otherwise by the applicable ACRA 2 Investment Entity and the applicable Athene Party, the parties shall finalize and execute any Transaction Agreements related to any Approved Qualifying Transaction to which they are a party, or a binding commitment with respect thereto, no later than the date upon which the Athene Parties have executed any definitive agreement with the applicable Third Party with respect to such Approved Qualifying Transaction. For the avoidance of doubt, and notwithstanding anything else herein to the contrary, the applicable Athene Party shall have no obligation hereunder to enter into any applicable Transaction Agreements with respect to an Approved Qualifying Transaction until all of the closing conditions have been satisfied and all required regulatory and third-party consents and all required internal approvals have been received with respect to such Approved Qualifying Transaction. ACRA 2 HoldCo acknowledges and agrees that the Athene Parties are subject to certain internal governance and transaction approval processes that will apply to their ability to enter into Qualifying Transactions, and the Athene Parties will enter into Qualifying Transactions only in accordance with such governance and approval processes.
Section 2.05    Capital Requirements for Approved Qualifying Transactions.
(a)    Notwithstanding anything in this Agreement to the contrary, with respect to any Approved Qualifying Transaction in which the applicable ACRA 2 Investment Entity elects to participate on or after the ADIP II Funding Date and prior to the end of the Commitment Period,
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the applicable ACRA 2 Investment Entity shall, prior to the applicable ACRA 2 Parties entering into any Transaction Agreements with respect to such Approved Qualifying Transactions, draw capital (either directly or indirectly) from the Athene Investor and ADIP II pursuant to the terms and conditions of the applicable Subscription Agreement such that prior to the execution of any such Transaction Agreement, the applicable ACRA 2 Investment Entity, shall have received one or more capital contributions (either directly or indirectly) from ADIP II and the Athene Investor for purposes of funding such Approved Qualifying Transaction in an amount sufficient to fund (i) the purchase price or up-front ceding commission payable by the applicable ACRA 2 Party in connection with such Approved Qualifying Transaction, (ii) any agreed expense reimbursement amounts in connection with such Approved Qualifying Transaction and (iii) any agreed capitalization requirements applicable to the applicable ACRA 2 Silo in connection with such Approved Qualifying Transaction.
(b)    Notwithstanding anything in this Agreement to the contrary, subject to Section 2.03(c), during the Commitment Period, with respect to any Flow Reinsurance Transaction, the applicable ACRA 2 Investment Entity shall periodically draw capital (either directly or indirectly) from the Athene Investor and ADIP II, pursuant to the terms and conditions of the Subscription Agreements, to fund any agreed capitalization requirements applicable to the applicable ACRA 2 Silo in connection with such Flow Reinsurance Transaction.
(c)    Notwithstanding anything in this Agreement to the contrary, with respect to any Approved Qualifying Transaction in which the applicable ACRA 2 Investment Entity elects to participate on or after the ADIP II Funding Date and prior to the end of the Commitment Period, the applicable Athene Party shall have no obligation hereunder to enter into any Transaction Agreements with respect to such Approved Qualifying Transaction, and the applicable ACRA 2 Party shall have no right hereunder to enter into any such Transaction Agreement, unless prior to the execution of such Transaction Agreement, if applicable, ADIP II (either directly or indirectly) has funded its portion of any required funding amount with respect to such Approved Qualifying Transaction.
(d)    For the avoidance of doubt, any capital contributed to the applicable ACRA 2 Investment Entity with respect to any Flow Reinsurance Agreement or new Qualifying Transaction may be contributed by such ACRA 2 Investment Entity to any ACRA 2 Party in the applicable ACRA 2 Silo.
(e)    The ACRA 2 Investment Entities will be subject to certain capitalization requirements and covenants relating thereto, including dividend limitations, set forth in the Fee and Capitalization Agreement.
ARTICLE III
WRAP FEE AND STEP-UP FEE
Section 3.01    Wrap Fee; Step-up Fee.
(a)    Wrap Fee. Subject to Section 3.01(b) of this Agreement and Section 3.01 of the Fee and Capitalization Agreement, each ACRA 2 Investment Entity shall pay or cause to be paid to ALRe on an annual basis the Wrap Fee with respect to each Approved Qualifying Transaction in which such ACRA 2 Investment Entity or any other ACRA 2 Party that is a part of such ACRA 2 Investment Entity’s ACRA 2 Silo is participating. The “Wrap Fee” with respect to each Approved Qualifying Transaction shall be an amount determined in accordance with the Fee and Capitalization Agreement, which amount will generally be (i) with respect to each Approved Qualifying Transaction, other than any Flow Reinsurance Transaction, an amount equal to (x) ten (10) to sixteen (16) basis points per annum multiplied by (y) the sum of the total reserves of the applicable ACRA 2 Parties and total repurchase agreement borrowings with
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respect to such Approved Qualifying Transaction, in each case, determined as of the effective date or the closing date, as applicable, of such Qualifying Transaction and (ii) with respect to each Flow Reinsurance Agreement, an amount equal to (x) sixteen (16) basis points per annum multiplied by (y) the sum of the total reserves of the applicable ACRA 2 Parties and total repurchase agreement borrowings with respect to such Flow Reinsurance Transaction, in each case, determined as of the effective date or the closing date, as applicable, of such Qualifying Transaction. Subject to Section 3.01 of the Fee and Capitalization Agreement, in the event that, with respect to any Approved Qualifying Transaction, the applicable Athene Party does not exercise its Commutation Right with respect to such Approved Qualifying Transaction as of the Initial Commutation Date in accordance with the applicable Transaction Agreements, or the applicable ACRA 2 Investment Entity rejects the applicable Athene Party’s exercise of its Commutation Right in accordance with the terms and conditions of the applicable Transaction Agreements, then the applicable ACRA 2 Investment Entity’s obligation to pay the Wrap Fee with respect to such Approved Qualifying Transaction shall terminate with respect to all periods following the Initial Commutation Date with respect to such Approved Qualifying Transaction.
(b)    Step-up Fee. Subject to Section 3.01 of the Fee and Capitalization Agreement, in the event that, with respect to any Approved Qualifying Transaction, the applicable Athene Party does not exercise its Commutation Right with respect to such Approved Qualifying Transaction as of the Initial Commutation Date in accordance with the applicable Transaction Agreements, then ALRe shall, or shall cause the applicable Athene Party to, pay on an annual basis the Step-up Fee with respect to such Approved Qualifying Transaction to the ACRA 2 Investment Entity in the ACRA 2 Silo that is participating in such Approved Qualifying Transaction. The “Step-Up Fee” with respect to each Approved Qualifying Transaction shall be an amount determined in accordance with the Fee and Capitalization Agreement, which amount will generally be determined in the same manner as the Wrap Fee.
ARTICLE IV
CONFIDENTIALITY; JOINDER
Section 4.01    Confidentiality.
(a)    Each party hereby agrees that any information made available to any Receiving Party pursuant to this Agreement or the Fee and Capitalization Agreement (which, for the avoidance of doubt, shall include any information provided by any applicable Third Party in connection with any Qualifying Transaction), shall be deemed to be “Confidential Information.” Except to the extent permitted by Section 4.01(b) or as may be necessary to effect the terms of this Agreement, no Receiving Party shall share or otherwise provide any Confidential Information to any Third Party or make any public announcement concerning the transactions contemplated by this Agreement or otherwise publicly announce any term or provision of this Agreement, the Fee and Capitalization Agreement, the Reinsurance Program Agreements or any Transaction Agreements. Each Receiving Party shall comply with all obligations and requirements relating to Confidential Information made available by a Third Party in connection with a Qualifying Transaction to which a Disclosing Party is subject under any non-disclosure agreement to which such Disclosing Party is a party relating to such Qualifying Transaction. “Confidential Information” shall not include information that (i) is, or becomes, generally available to the public other than as a result of a breach of this Agreement by a Receiving Party, (ii) any Receiving Party receives or has received on a non-confidential basis from a source other than a Disclosing Party, provided, that such source is not known by the Receiving Party to be subject to a legal, fiduciary or other obligation of confidentiality with respect to such information, (iii) the Receiving Party can establish that such information was already in its possession and is not subject to an obligation of confidentiality to the Disclosing Party or (iv) the Receiving Party has developed, or subsequently develops, independently without reference to any Confidential Information. A Receiving Party may share any Confidential Information with
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any of its Affiliates or Subsidiaries that have a need to know such information in the regular course of their business.
(b)    Notwithstanding the foregoing, each Receiving Party shall be permitted to disclose certain information that may constitute Confidential Information in order to (i) comply with its reporting obligations to its direct and indirect investors and equity holders, if any, provided that such investors and equity holders are subject to confidentiality obligations that are no less protective of such Confidential Information than the confidentiality obligations set forth in this Agreement and (ii) to the extent reasonably necessary, to comply with any tax or regulatory requirements, including any requirements from state insurance regulators and the Securities and Exchange Commission.
Section 4.02    Joinder. ACRA 2 HoldCo shall cause each other ACRA 2 Investment Entity to enter into a joinder agreement with the parties hereto which binds such ACRA 2 Investment Entity to the terms, conditions, rights and obligations set forth herein with respect to an ACRA 2 Investment Entity (each such agreement, a “Joinder Agreement”). Each ACRA 2 Investment Entity acknowledges and agrees that as a condition precedent (a) for any ACRA 2 Investment Entity to exercise any Participation Rights hereunder or (b) for any ACRA 2 Party to enter into any Transaction Agreement with respect to any Approved Qualifying Transaction, that in the case of clause (a), such ACRA 2 Investment Entity, and in the case of clause (b), the ACRA 2 Investment Entity that is a part of such ACRA 2 Party’s ACRA 2 Silo, must either be a party to this Agreement and the Fee and Capitalization Agreement as of the date hereof or must become a party hereto through the execution of a Joinder Agreement and a party to the Fee and Capitalization Agreement through the execution of a joinder agreement in accordance with the terms and conditions thereof.
ARTICLE V
TERM; TERMINATION
Section 5.01    Duration.
(a)    This Agreement shall commence on the date hereof and, except as otherwise agreed by the parities hereto in writing, (i) subject to Section 2.01, after the Commitment Period, this Agreement shall terminate automatically upon (A) the termination of all outstanding ACRA 2 Reinsurance Agreements or such time that each ACRA 2 Party has no further liabilities with respect to any outstanding ACRA 2 Reinsurance Agreements and (B) none of the ACRA 2 Parties continuing to own any equity or other interest in any entity it owns through its participation in any Approved Qualifying Transaction contemplated in clause (a) of the definition of “Qualifying Transaction” (or any other acquisition transaction that qualifies as a Qualifying Transaction upon mutual consent of the applicable parties), and (ii) this Agreement may be terminated by the mutual written consent of the parties; provided, that under no circumstances shall any termination of this Agreement relieve any party from liability for any breach of this Agreement occurring prior to such termination or from its obligations under Section 4.01.
(b)    The rights and obligations of the parties under Sections 2.01, 2.02, 2.03 and 2.04 with respect to participating in any Qualifying Transaction shall terminate on the last day of the Commitment Period (unless terminated earlier in accordance with Section 2.01).
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ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.01    Representations and Warranties of ALRe. ALRe hereby represents and warrants to each ACRA 2 Investment Entity as of the date hereof as follows:
(a)    Organization and Qualification. ALRe is duly incorporated, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to operate its business as now conducted, except for failures to be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on ALRe’s ability to perform its obligations under this Agreement.
(b)    Authorization. ALRe has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. ALRe has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of ALRe enforceable against ALRe in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
(c)    No Conflict. None of the execution, delivery or performance by ALRe of this Agreement, its compliance with the terms and provisions hereof or the consummation of the transactions contemplated herein, (i) will require any applicable waiting period of, consent, approval or non-disapproval of, registration or filing with, or other action by, any Governmental Authority or other Person, except such as have been obtained or made and are in full force and effect, (ii) will violate any applicable provision of any Applicable Law or any writ, injunction, order or decree of any Governmental Authority applicable to ALRe, (iii) will violate or conflict with any provision of the Constituent Documents of ALRe or (iv) will result in a breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give any Person any rights of termination, acceleration or cancellation, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of ALRe pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or instrument to which ALRe is a party or by which it or any of its property or assets are bound or to which it may be subject, or, except, in the case of each of clauses (ii) and (iv), where such breach, default, termination, acceleration, cancellation or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on ALRe’s ability to perform its obligations under this Agreement.
(d)    Governmental Licenses. ALRe has all licenses, certificates of authority or other similar certificates, registrations, franchises, permits, approvals or other similar authorizations issued by Governmental Authorities (collectively, “Permits”) necessary to conduct its business as currently conducted, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on ALRe’s ability to perform its obligations under this Agreement. All Permits that are material to the conduct of ALRe’s business are valid and in full force and effect.
Section 6.02    Representations and Warranties of the ACRA 2 Investment Entities. ACRA 2 HoldCo hereby represents and warrants to ALRe as of the date hereof, and each other ACRA 2 Investment Entity hereby represents and warrants to ALRe as of the date such ACRA 2 Investment Entity executes a Joinder Agreement, as follows:
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(a)    Organization and Qualification. Such ACRA 2 Investment Entity is duly incorporated, validly existing and in good standing under the laws of Bermuda (or its applicable jurisdiction of domicile) and has all requisite corporate power and authority to operate its business as now conducted, except for failures to be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on such ACRA 2 Investment Entity’s ability to perform its obligations under this Agreement.
(b)    Authorization. Such ACRA 2 Investment Entity has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Such ACRA 2 Investment Entity has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such ACRA 2 Investment Entity enforceable against such ACRA 2 Investment Entity in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
(c)    No Conflict. None of the execution, delivery or performance by such ACRA 2 Investment Entity of this Agreement, its compliance with the terms and provisions hereof or the consummation of the transactions contemplated herein, (i) will require any applicable waiting period of, consent, approval or non-disapproval of, registration or filing with, or other action by, any Governmental Authority or other Person, except (x) such as have been obtained or made and are in full force and effect and (y) any actions necessary by any ACRA 2 Party to obtain licensure as an insurance company with the applicable Governmental Authority, (ii) will violate any applicable provision of any Applicable Law or any writ, injunction, order or decree of any Governmental Authority applicable to such ACRA 2 Investment Entity, (iii) will violate or conflict with any provision of the Constituent Documents of such ACRA 2 Investment Entity or (iv) will result in a breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give any Person any rights of termination, acceleration or cancellation, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such ACRA 2 Investment Entity pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or instrument to which such ACRA 2 Investment Entity is a party or by which it or any of its property or assets are bound or to which it may be subject, or, except, in the case of each of clauses (ii) and (iv), where such breach, default, termination, acceleration, cancellation or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on such ACRA 2 Investment Entity’s ability to perform its obligations under this Agreement.
(d)    Governmental Licenses. Each ACRA 2 Party that is a part of such ACRA 2 Investment Entity’s ACRA 2 Silo will have all Permits necessary to conduct its business as currently contemplated prior to engaging or transacting such business, except in such cases where the failure to have a Permit would not reasonably be expected to have a material adverse effect on such ACRA 2 Party’s ability to perform its obligations under this Agreement. All Permits that are material to the conduct of each ACRA 2 Party’s, that is a part of such ACRA 2 Investment Entity’s ACRA 2 Silo, business will be valid and in full force and effect prior to such ACRA 2 Investment Entity engaging in or transacting such business.
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ARTICLE VII
DISPUTE RESOLUTION
Section 7.01    Arbitration.
(a)    If the parties cannot mutually resolve a dispute that arises or relates to this Agreement, including, without limitation, the validity of this Agreement, then such dispute will be finally settled by arbitration in accordance with the provisions of this Article VII.
(b)    To initiate arbitration, any party will notify the other parties of its desire to arbitrate, stating the nature of the dispute and the remedy sought.
(c)    Any arbitration pursuant to this Section 7.01 will be conducted before a panel of three (3) arbitrators who will be (i) current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their Affiliates or Subsidiaries, or (ii) other professionals with experience in life insurance or reinsurance that have not performed services for either party or their Affiliates or Subsidiaries within the five (5) years preceding the initiation of such arbitration. Each of the arbitrators will be familiar with the prevailing customs and practices for reinsurance in the life insurance and life reinsurance industry in the United States and Bermuda. ALRe will appoint one arbitrator and the ACRA 2 Investment Entities will appoint one arbitrator, and the two (2) so appointed will select the third arbitrator who shall be independent and impartial. If either ALRe or the ACRA 2 Investment Entities refuse or fail to appoint an arbitrator within sixty (60) days after the other party/parties has given written notice to such party/parties of its arbitrator appointment, the party/parties that has given notice may appoint the second arbitrator. If the two (2) arbitrators do not agree on a third arbitrator within thirty (30) days of the appointment of the second arbitrator, then the third arbitrator shall be selected by the ARIAS-U.S. Umpire Selection Procedure (available at www.ARIAS-US.org), subject to the arbitrator qualification requirements of this paragraph.
(d)    Each arbitration hearing under this Agreement will be held on the date set by the arbitrators at a mutually agreed upon location. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. Notwithstanding Section 8.01, the arbitration and this Section 7.01 shall be governed by Title 9 (Arbitration) of the United States Code.
(e)    The decision of the arbitrators will be made by majority rule and will be final and binding on the parties that participated in such arbitration, unless: (i) the decision was procured by corruption, fraud or other undue means; (ii) there was evident partiality by an arbitrator or corruption in any of the arbitrators or misconduct prejudicing the rights of any party; or (iii) the arbitrators exceeded their powers. Subject to the preceding sentence, none of the parties that participated in such arbitration may seek judicial review of the decision of the arbitrators. The arbitrators shall enter an award which shall do justice between the parties that participated in such arbitration and the award shall be supported by written opinion; provided, however, that in no event shall the arbitrators award any punitive, special, incidental, treble, bad faith, tort, exemplary or consequential damages.
(f)    Unless the arbitrators decide otherwise, each party that participates in an arbitration will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties participating in an arbitration will jointly bear the expense of the third arbitrator.
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(g)    ALRE AND EACH ACRA 2 INVESTMENT ENTITY HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.
ARTICLE VIII
MISCELLANEOUS
Section 8.01    Governing Law and Jurisdiction.
(a)    This Agreement shall be governed by and construed in accordance with Bermuda law (without regard to any choice of law or conflict of law principles or rules that would cause the application of any laws or rules of any other jurisdiction). The parties agree that the courts in Bermuda have jurisdiction to hear any matter relating to compelling arbitration or enforcing the judgment of an arbitral panel, and the parties hereby consent to such jurisdiction. Each party hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of such venue, or any claim that a proceeding has been brought in an inconvenient forum. In addition, ALRe and each ACRA 2 Investment Entity hereby consent to service of process out of such courts at the addresses set forth in Section 8.06.
(b)    The provisions of this Section 8.01 are not meant to supplement any arbitration or other dispute resolution process contained in Article VII, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement. In this regard, and for the avoidance of doubt, this Section 8.01 is not meant to conflict with, supersede or serve as a condition precedent to the arbitration or other dispute resolution process contained in Article VII, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement.
Section 8.02    Offset and Recoupment Rights.
(a)    Any debits or credits incurred in favor of or against an ACRA 2 Party, on the one hand, or an Athene Party, on the other hand, with respect to this Agreement are deemed mutual debits or credits, as the case may be, and, to the fullest extent permitted under Applicable Law, may be set off and recouped, and only the net balance shall be allowed or paid.
(b)    Notwithstanding anything to the contrary in this Agreement, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement, any Athene Party and any ACRA 2 Party shall have the right hereunder, to the fullest extent permitted under Applicable Law, to offset or recoup any undisputed amounts due or owing by it (or to become due or owing) to any other Person under this Agreement against any undisputed amounts due or owing by such other Person under any Transaction Agreement to it; provided, however, that (i) any Athene Party may only apply such offset or recoupment to any ACRA 2 Party that comprises the ACRA 2 Silo in which the applicable ACRA 2 Party so owing the Athene Party comprises and (ii) any ACRA 2 Party may only apply such offset or recoupment to the applicable Athene Party if such Athene Party has amounts due or owing to any ACRA 2 Party that comprises the same ACRA 2 Silo as the ACRA 2 Party so owed. For the avoidance of doubt, any debits or credits incurred in favor of or against an ACRA 2 Party from one ACRA 2 Silo may not be set off or recouped against any debits or credits incurred in favor of or against an ACRA 2 Party from a different ACRA 2 Silo.
(c)    The rights of offset and recoupment set forth in this Section 8.02 (i) are in addition to any rights of offset that may exist under Applicable Law and (ii) may be enforced notwithstanding any other provision of this Agreement, the Fee and Capitalization Agreement, any Reinsurance Program Agreement or any Transaction Agreement.
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Section 8.03    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 8.04    Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party without the consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.
Section 8.05    Amendments; Waivers.
(a)    Neither this Agreement nor any provisions hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by all of the parties hereto. Neither this Agreement nor any provisions hereof may be waived except pursuant to an instrument in writing executed by each party waiving compliance.
(b)    No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.
Section 8.06    Notices.
(a)    All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail or nationally-recognized overnight courier, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(i)    if to ACRA 2 HoldCo, to:
Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.
Second Floor, Washington House
16 Church Street
Hamilton, HM 11 Bermuda
Attention: Legal Department
Telecopy: (441) 279-8410
Email: legalbda@athene.bm
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(ii)    if to ALRe, to:
Athene Life Re Ltd.
Second Floor, Washington House
16 Church Street
Hamilton, HM 11 Bermuda
Attention: Legal Department
Telecopy: (441) 279-8410
Email: legalbda@athene.bm
All such notices, requests, consents and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery and (B) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch.
(b)    Each party hereto may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this Section 8.06.
Section 8.07    Entire Agreement. This Agreement and the other agreements contemplated herein constitute the entire agreement between the parties relating to the subject matter hereof and supersede any and all prior agreements and understandings, both written and oral, relating to the subject matter hereof. The parties hereto represent and warrant that there are no other agreements or understandings, written or oral, regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof, except pursuant to an amendment, modification or waiver of the provisions of this Agreement.
Section 8.08    Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart or signature page of this Agreement by telecopy or email with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.09    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.
Section 8.10    Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement without posting a bond, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of competent jurisdiction in Bermuda, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.
Section 8.11    Survival. Section 4.01, Article V, Article VII and this Article VIII shall survive the termination of this Agreement.
* * * * *
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
ATHENE CO-INVEST REINSURANCE AFFILIATE HOLDING 2 LTD.

By:     /s/ Fergus Daly
Name: Fergus Daly
Title: Chief Financial Officer
ATHENE LIFE RE LTD.

By:     /s/ Natasha Scotland Courcy
Name: Natasha Scotland Courcy
Title: Chief Financial Officer

ACRA 2 MASTER FRAMEWORK AGREEMENT